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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2002

INTERNAP NETWORK SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27265 (Commission File Number)	91-2145721 (IRS Employer Identification No.)

601 Union Street, Suite 1000
Seattle, Washington 98101
(Address of Principal Executive Offices)

(206) 441-8800
(Registrants' Telephone Number, Including Area Code)

Item 5. Other Events.

On May 23, 2002, Internap Network Services Corporation entered into an agreement to restructure its equipment lease obligations (the "Restructuring Agreement"). Under the Restructuring Agreement, Internap made a one time payment of approximately $12 million, the proceeds of which were applied to reduce Internap's capital lease obligations by paying off certain lease schedules and buying the equipment subject to such schedules. In exchange for the payment, Internap's payment obligations under the equipment lease schedules were extended for 24 months. Payments are to resume in March 2004 and the remaining portion of the restructured capital lease obligations will be paid down from March 2004 through February 2007. A copy of Internap's press release dated May 29, 2002, announcing consummation of the transactions contemplated by the Restructuring Agreement, as well as certain related matters, is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)
Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 29, 2002, announcing the consummation of the transactions contemplated by the Restructuring Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Internap Network Services Corporation (Registrant)
By:	/s/ JOHN M. SCANLON John M. Scanlon Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer
Date: June 6, 2002

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 29, 2002, announcing the consummation of the transactions contemplated by the Restructuring Agreement.

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SIGNATURE
EXHIBIT INDEX